UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF

THE SECURITIES EXCHANGE ACT OF 1934

AURA MINERALS INC.

(Exact name of registrant as specified in its charter)

British Virgin Islands	None
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

c/o Aura Technical Services Inc. 3390 Mary St, Suite 116, Coconut Grove, Florida, United States	33133
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered

Common shares, no par value	The Nasdaq Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A. (c) or (e), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A. (d) or (e), check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration or Regulation A offering statement file number to which this form relates: 333-287864

Securities to be registered pursuant to Section 12(g) of the Act: None

Item 1.	Description of Registrant’s Securities to be Registered.

The class of securities to be registered hereby are the common shares, with no par value, of Aura Minerals Inc., a company organized under the laws of the British Virgin Islands (the “Registrant”). The description of the securities to be registered set forth under the captions “Description of Shares” included in the Registrant’s Registration Statement on Form F-1 (File No. 333-287864), originally filed with the Securities and Exchange Commission on June 6, 2025, as amended by any amendments to such Registration Statement, and by any prospectus subsequently filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended, shall be deemed to be incorporated by reference herein.

Item 2.	Exhibits.

Pursuant to the Instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed because no other securities of the Registrant are registered on The Nasdaq Stock Market LLC and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned hereunto duly authorized.

Aura Minerals Inc.

Date: July 14, 2025	By:	/s/ Rodrigo Barbosa
	Name:	Rodrigo Barbosa
	Title:	Chief Executive Officer

	By:	/s/ João Kleber Cardoso
	Name:	João Kleber Cardoso
	Title:	Chief Financial Officer and Corporate Secretary